LIVING 3D HOLDINGS LTD

CONSOLIDATED FINANCIAL STATEMENTS
AS OF AND FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2011 AND 2010
(UNAUDITED)

Living 3D Holdings Ltd
(A Development Stage Company)
Consolidated Balance Sheets
(Stated in US dollars)
	September 30, 2011	December 31, 2010
	(Unaudited)
ASSETS

Current Assets
Cash and cash equivalents	$97,041	$95,723
Other assets	33	-
Total Current Assets	97,074	95,723

TOTAL ASSETS	$97,074	$95,723

LIABILITIES & SHAREHOLDERS’ EQUITY (DEFICIT)

Current Liabilities
Accounts payable	$18,756	$-
Accrued liabilities and other payable	1,303	3,980
Due to related party	120,418	71,926
Total Current Liabilities	140,477	75,906
TOTAL LIABILITIES	$140,477	$75,906

SHAREHOLDERS’ EQUITY (DEFICIT)
Common stock, $1.00 par value, 50,000 shares authorized, 100 shares issued and outstanding at September 30, 2011 and December 31, 2010	$100	$100
Subscription receivable	-	(100)
Earnings (deficit) accumulated during the development stage	(43,503)	19,817
TOTAL SHARFEHOLDERS’ EQUITY (DEFICIT)	(43,403)	19,817

TOTAL LIABILITIES AND SHAREHOLDERS’ EQUITY (DEFICIT)	$97,074	$95,723

The accompanying notes are an integrated part of these unaudited consolidated financial statements.

Living 3D Holdings Ltd
(A Development Stage Company)
Consolidated Statements of Operations and Comprehensive Income
(Unaudited)
(Stated in US dollars)
			From Inception
			(June 23, 2008)
			Through
	For the Nine Months Ended September 30,		September 30,
	2011	2010	2011

Revenue	$21,237	$137,555	$158,792

Cost of revenue	18,756	99,997	118,753

Gross profit	2,481	37,558	40,039

Operating expenses

General and administrative expenses	65,817	8,442	83,689

Total operating expenses	65,817	8,442	83,689

Income (loss) from operations	(63,336)	29,116	(43,650)

Other income (expense)	16	118	147

Income (loss) before income tax	(63,320)	29,234	(43,503)

Income tax expenses	-	-	-

Net Income (Loss)	$(63,320)	$29,234	$(43,503)

Other comprehensive income (loss)	-	-	-

Total Comprehensive Income (Loss)	$(63,320)	$29,234	$(43,503)

The accompanying notes are an integrated part of these unaudited consolidated financial statements.

Living 3D Holdings Ltd
(A Development Stage Company)
Consolidated Statement of Shareholders' Equity (Deficit)
For the Nine Months Ended September 30, 2011
(Unaudited)
(Stated in US dollars)

				Earnings
				(Deficit)
				Accumulated
	Common Stock			During the
			Subscription	Development	Total Shareholders’
	Shares	Amount	Receivable	Stage	Equity (Deficit)

Balance as of December 31, 2010	100	$100	$(100)	$19,817	$19,817

Net loss for the period	-	-	-	(63,320)	(63,320)
Subscription receivable collected	-	-	100		100
				-
Balance as of September 30, 2011	100	$100	$-	$(43,503)	$(43,403)

The accompanying notes are an integrated part of these unaudited consolidated financial statements.

Living 3D Holdings Ltd
(A Development Stage Company)
Consolidated Statements of Cash Flows
(Unaudited)
(Stated in US dollars)
			From Inception
			(June 23, 2008)
			Through
	For the Nine Months Ended September 30,		September 30,
	2011	2010	2011
CASH FLOWS FROM OPERATING ACTIVITIES

Net income (loss)	$(63,320)	$29,234	$(43,503)
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Changes in operating assets and liabilities:

Other assets	(33)	-	(33)

Accounts payable	18,756	-	18,756

Accrued liabilities and other payable	(2,677)	70,556	1,303
CASH PROVIDED BY (USED IN ) OPERATING ACTIVITIES	(47,274)	99,790	(23,477)

CASH FLOWS FROM FINANCING ACTIVITIES

Repayment of related party loans	-	(15,823)

Proceeds from related parties	48,492	-	120,418

Collection of subscription receivable	100		100

CASH PROVIDED BY (USED IN) FINANCING ACTIVITIES	48,592	(15,823)	120,518

NET INCREASE IN CASH	1,318	83,967	97,041
CASH AND CASH EQUIVALENTS AT
BEGINNING OF YEAR	$95,723	$12,711	$-
CASH AND CASH EQUIVALENTS AT END OF
YEAR	$97,041	$96,678	$97,041

Supplementary Disclosures for Cash Flow Information:

Income taxes paid	$-	$-	$-

Interest paid	$-	$-	$-

The accompanying notes are an integrated part of these unaudited consolidated financial statements.

LIVING 3D HOLDINGS LTD
(A DEVELOPMENT STAGE COMPANY)
NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS

NOTE 1 – DESCRIPTION OF COMPANY AND BASIS OF PRESENTATION

Living 3D Holdings Ltd (“L3D” or the “Company”) was incorporated in the British Virgin Islands (the “BVI”) on June 23, 2008. The Company markets three-dimensional (3D) hardware display devices designed by affiliates and manufactured by third parties.  Such products have application in industries where LCD monitors and LED panels are utilized, including location based entertainment, computer monitors, telecommunications, mobile phones and other hand held devices.

L3D has the following wholly owned subsidiaries, Living 3D (Hong Kong) Limited, 3D Capital Holdings Inc, Columbia College Hollywood International Limited and Living 3D Technology Group Limited.  L3D and its subsidiaries are collectively referred to as L3D or the Company.  L3D is a development stage company as defined by Statement of Financial Accounting Standard No. 7, Accounting and Reporting by Development Stage Enterprises.

The accompanying unaudited consolidated financial statements have been prepared in accordance with generally accepted accounting principles for interim financial information. Accordingly, the consolidated financial statements do not include all the information and footnotes required by generally accepted accounting principles for complete financial statements. In the opinion of management, the accompanying unaudited consolidated financial statements reflect all adjustments, consisting of normal recurring adjustments, considered necessary for a fair presentation. Interim operating results are not necessarily indicative of results that may be expected for the year ending December 31, 2011, or for any subsequent period. These interim consolidated financial statements should be read in conjunction with the Company’s audited consolidated financial statements and notes thereto for the year ended December 31, 2010, included herein.

NOTE 2 – GOING CONCERN

The Company first generated revenue in 2010 and is still in the early stages of establishing a market for the products it sells. In addition, the Company has a working capital deficit at September 30, 2011. The Company is primarily funded by Wong Jimmy Kent Lam, the Company’s Chief Executive Officer ("CEO") and principal owner. The Company will have to raise additional capital, including through the sale of equity securities, to support its operation and expansion.

These conditions and uncertainties raise substantial doubt as to the Company’s ability to continue as a going concern. The financial statements do not include any adjustments that might be necessary if the Company is unable to continue as a going concern.

NOTE 3 – RELATED PARTY TRANSACTIONS

The due to related party balances at September 30, 2011 and December 31, 2010 represent advances from Wong Jimmy Kent Lam, the Company’s CEO and principal owner, to support the Company’s operation. The advances were unsecured and non-interest bearing without terms and maturity.

NOTE 4 – COMMON STOCK

The Company has an authorized capital of 50,000 ordinary shares with $1.00 par value, 100 shares are issued and outstanding at September 30, 2011.

NOTE 5 – INCOME TAXES

The Company is registered in the BVI and under the current laws of the BVI is not subject to incomes taxes.

Living 3D (Hong Kong) Limited is registered in Hong Kong and Hong Kong profits tax is calculated at 16.5% of the estimated assessable profit for the period.

A reconciliation between the income tax computed at the U.S. statutory rate the Company’s provision for income tax is as follows:

	Nine Months Ended September 30,
	2011	2010
U.S. statutory rate	34.0%	34.0%
Foreign income not recognized in the U.S.	-34.0%	-34.0%
Hong Kong corporate income tax rate	16.5%	16.5%
Net loss not subject to income tax	-16.5%	-16.5%
Provision for income tax	0.0%	0.0%
Accounting for Uncertainty in Income Taxes

The company has evaluated and concluded that there are no significant uncertain tax positions required recognition in its financial statement.

The company may from time to time be assessed interest or penalties by major tax jurisdictions.  In the event it receives an assessment for interest and/or penalties, it will be classified in the financial statements as tax expense.

NOTE 6 – SUBSEQUENT EVENTS

On December 8, 2011, the Company entered into a share exchange agreement (the "Share Exchange") with Living 3D Holdings, Inc. (formerly AirWare International Corp and formerly Concrete Casting Incorporated), a company incorporated in the State of Nevada.  Under the Exchange Agreement Living 3D Holdings, Inc. ("Living 3D") issued an aggregate of 62,590,800 shares of its common stock to the shareholders of the Company in exchange for all of the issued and outstanding securities of the Company.  The Share Exchange closed on December 8, 2011. As a result of the Share Exchange, the Company became Living 3D's wholly-owned subsidiary. The transaction was accounted for as a reverse merger and recapitalization whereby the Company is the accounting acquirer and Living 3D is the acquired party.